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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  June 13, 1995

                            THE SUMMIT BANCORPORATION
               (Exact name of registrant as specified in its charter)


New Jersey                           0-8026                22-2007124
(State or other jurisdiction         (Commission           (IRS Employer
or incorporation)                    File Number)          Identification No.)

                         One Main Street, Chatham, NJ 07928
                      (Address of principal executive offices)


            Registrant's telephone number, including area code 201-701-2666.


























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Item 5.    Other Events

       On June 13, 1995, The Summit Bancorporation ("Summit") signed a definitive merger agreement with Garden State BancShares, Inc. ("GSB"), pursuant to which Summit will acquire GSB in a tax-free, stock-for-stock merger. Pursuant to the merger, each of the outstanding shares of GSB common stock will be exchanged for 1.08 shares of Summit common stock. GSB will be merged into Summit and GSB's wholly-owned subsidiary, Garden State Bank will be merged with Summit's wholly-owned subsidiary, Summit Bank. Additionally, GSB has the option to declare common dividends between June 13, 1995 and closing equivalent to what GSB shareholders would have received if the merger had closed on June 13, 1995.

       The acquisition is conditioned upon necessary bank regulatory approvals, the approval of GSB's shareholders, the receipt by GSB of updated fairness opinions from its financial advisor, Advest, Inc. on a date shortly before mailing the proxy statement to GSB shareholders in connection with the transaction and at the closing of the transaction, and other customary conditions. The parties anticipate that the merger will be consummated in the last quarter of 1995.

       In connection with the merger agreement GSB also granted Summit an option to acquire 752,770 shares of GSB common stock at $15.75 per share under certain circumstances.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

       (c) Exhibits

       99 Joint Press Release of The Summit Bancorporation and Garden State BancShares, Inc. dated June 14, 1995.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE SUMMIT BANCORPORATION
                                                    (Registrant)


Dated: July 7, 1995
                                    By:            John F. Kuntz
                                        -----------------------------------
                                                    (Signature)
                                        John F. Kuntz
                                        Senior Vice President, General Counsel
                                          and Corporate Secretary

Attachment

                                      2



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                                EXHIBIT INDEX
       Exhibit 99 - News Release issued by the Company on June 14, 1995.